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                                                             Exhibit 23.2

        Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in Aetna Inc.'s Current Report on Form 8-K of our report dated February 2, 1996, with respect to the consolidated financial statements of U.S. Healthcare, Inc. incorporated by reference in U.S. Healthcare, Inc.'s Annual Report (Form 10-K, as amended) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                     /s/ Ernst & Young LLP




Philadelphia, Pennsylvania
July 25, 1996